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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2004

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
(Exact Name of Registrant as Specified in Charter)

IOWA (State or Other Jurisdiction of Incorporation)	001-31911 (Commission File Number)	42-1447959 (IRS Employer Identification No.)

5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (515) 221-0002

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

        On April 26, 2004, American Equity Investment Life Holding Company (the "Company") issued a press release announcing that the Company expects to issue $30 million of floating-rate trust preferred securities in a trust preferred pool transaction during the second quarter of 2004. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits:

Exhibit Number	Description
99.1	Press Release issued by American Equity Investment Life Holding Company on April 26, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2004	AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
	By:	/s/ WENDY L. CARLSON Wendy L. Carlson Chief Financial Officer and General Counsel

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES